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Exhibit 99.1

CERTIFICATION

        Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Stanley T. Crooke, the Chief Executive Officer of Isis Pharmaceuticals, Inc., (the "Company"), and B. Lynne Parshall, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

  1.
  The Company's Annual Report on Form 10-K for the period ended December 31, 2002, to which this Certification is attached as Exhibit 99.1 (the "Annual Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

  2.
  The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and the results of operations of the Company for the period covered by the Annual Report.

Dated: March 31, 2003

/s/ STANLEY T. CROOKE Stanley T. Crooke, M.D., Ph.D. Chief Executive Officer	/s/ B. LYNNE PARSHALL B. Lynne Parshall, Esq. Chief Financial Officer

        A signed original of this written statement required by Section 906 has been provided to Isis Pharmaceuticals, Inc. and will be retained by Isis Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 99.1
CERTIFICATION